EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

MAXUS REALTY TRUST ANNOUNCES ADOPTION OF STOCK REPURCHASE PROGRAM

North Kansas City, Missouri  (October 18, 2007) - Maxus Realty Trust, Inc. (NASDAQ:MRTI), a real estate investment trust (the "Trust"), today announces that the Board of Trustees approved a stock repurchase program authorizing the Trust to purchase up to 100,000 shares of the Trust’s common stock, par value $1.00.

The share repurchase program will take place on the open market from time to time based on market conditions.  The repurchase program does not require the Trust to repurchase any specific number of shares and may be modified, suspended, or terminated by the Board of Trustees at any time without prior notice.  The Trust intends to finance repurchases under the program through available cash.